Exhibit 10.53

Execution Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT, BECAUSE IT IS (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. “[***]” INDICATES THAT INFORMATION HAS BEEN REDACTED.
Aircraft Purchase Agreement

This Aircraft Purchase Agreement (the “Agreement”), is made and entered into effective as of December 22, 2025 (the “Effective Date”), by Wheels Up Partners LLC, a Delaware limited liability company (“Seller”); and UMB Bank, N.A., a national banking organization, not in its individual capacity but solely as owner trustee (“Purchaser”) under the Trust Agreement (as defined in the Aircraft Lease Agreement) (which parties are also sometimes referred to individually or collectively as a “Party” or the “Parties”). In consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which both Parties acknowledge, the Parties agree as follows:

Section 1    Sale of Aircraft; Exclusive Right to Purchase Under the terms and conditions of this Agreement, on the Closing Date (defined in Section 5 below), Seller will sell and deliver to Purchaser, and Purchaser will purchase and accept from Seller, the following aircraft:

Aircraft 1

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2016
Aircraft Registration Number:    N659UP
Aircraft Serial Number:        50500355
Engine Make & Model:     Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG0726 and PCE-DG0722

Aircraft 2

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2017
Aircraft Registration Number:    N664UP
Aircraft Serial Number:        50500375
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG0648 and PCE-DG0649

Aircraft 3

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2017
Aircraft Registration Number:    N655UP
Aircraft Serial Number:        50500399
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG0797 and PCE-DG0793

Aircraft 4

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2020
Aircraft Registration Number:    N657UP
Aircraft Serial Number:        50500572
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG0749 and PCE-DG0752

Aircraft 5

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2020
Aircraft Registration Number:    N658UP
Aircraft Serial Number:        50500581
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG1129 and PCE-DG1130

Aircraft 6

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2020
Aircraft Registration Number:    N653UP
Aircraft Serial Number:        50500564
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG1121and PCE-DG1122

Aircraft 7

Aircraft Make & Model:    Embraer Executive Aircraft model EMB-505 (commercial designation Phenom 300)
Aircraft Year:            2018
Aircraft Registration Number:    N668UP
Aircraft Serial Number:        50500442
Engine Make & Model:        Pratt & Whitney Canada model PW535E
Engine Serial Numbers:        PCE-DG0380 and PCE-DG0892

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Aircraft 8
Aircraft Make & Model:    Bombardier, Inc. model BD-100-1A10 (commercial designation Challenger 300)
Aircraft Year:            2014
Aircraft Registration Number:    N99MR
Aircraft Serial Number:        20450
Engine Make & Model:        Honeywell model AS907-1-1A
Engine Serial Numbers:        P-141149 and P-141148

Aircraft 9

Aircraft Make & Model:    Bombardier, Inc. model BD-100-1A10 (commercial designation Challenger 300)
Aircraft Year:            2013
Aircraft Registration Number:    N948UP
Aircraft Serial Number:        20426
Engine Make & Model:        Honeywell model AS907-1-1A
Engine Serial Numbers:        P-141105 and P-141106

Aircraft 10

Aircraft Make & Model:    Bombardier, Inc. model BD-100-1A10 (commercial designation Challenger 300)
Aircraft Year:            2010
Aircraft Registration Number:    N917HR
Aircraft Serial Number:        20285
Engine Make & Model:        Honeywell model AS907-1-1A
Engine Serial Numbers:        P-118709 and P-118708

equipped as more fully described in the Schedule attached to this Agreement, including without limitation all loose equipment, engine covers, tool kits, spare parts, and any other associated accessories and equipment related to this specific aircraft in Seller’s possession, and further including all documents and records relating to or required to be maintained with respect to this aircraft in Seller’s possession (the “Aircraft Documents”), including, without limitation, all airframe, engine, and accessory logbooks (complete and continuous since new in the English language, in compliance with applicable manufacturer requirements or recommendations, as well as applicable Federal Aviation Administration (“FAA”) requirements), flight records, weight and balance manuals, overhaul records, maintenance records, wiring diagrams, and all issued FAA Form 337’s, manufacturer’s checklists, and any and all other related records in Seller’s possession, but excluding journey logs, passenger manifests, tax, financial and other similar confidential or proprietary records that are not required by Purchaser to be able to document the on-going maintenance history of the Aircraft (with this aircraft, together with the Aircraft Documents, being collectively referred to in this Agreement as the “Aircraft” and each is referred to herein as a “Transferring Aircraft”). On the Effective Date, and until such time as this Agreement is cancelled or terminated: (i) the Aircraft will be subject to Purchaser’s exclusive right to purchase; and (ii) Seller will not be entitled to offer the Aircraft for sale, publish or respond to any advertisement or solicitation relating to the Aircraft (except to indicate that the Aircraft is under contract).

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Section 2    Purchase Price. The purchase price of the Aircraft will be One Hundred Thirteen Million Four Hundred Thirty-Eight Thousand Five Hundred and XX/100 United States Dollars ($113,438,500.00) (the “Total Purchase Price”). All monies paid in accordance with this Agreement will be made by wire transfer in immediately available funds. The Purchase Price shall be allocated to each Transferring Aircraft as set forth below (such portion of the Total Purchase Price for such Transferring Aircraft, the “Allocated Purchase Price”):

Aircraft Make & Model	Aircraft Serial Number	Aircraft Registration Number	Allocated Purchase Price	Additional Security Deposit
Embraer Executive Aircraft model EMB-505	50500355	N659UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500375	N664UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500399	N655UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500572	N657UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500581	N658UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500564	N653UP	$ [***]	$ [***]
Embraer Executive Aircraft model EMB-505	50500442	N668UP	$ [***]	$ [***]
Bombardier, Inc. model BD-100-1A10	20450	N99MR	$ [***]	$ [***]
Bombardier, Inc. model BD-100-1A10	20426	N948UP	$ [***]	$ [***]
Bombardier, Inc. model BD-100-1A10	20285	N917HR	$ [***]	$ [***]
		Total Purchase Price:	$104,677,099.00

Section 3    Escrow Agent; Funding;

(a)    The Parties agree to use McAfee & Taft, attn: Brian Burget; email: brian.burget@mcafeetaft.com (the “Escrow Account” and the “Escrow Agent”) to act as Escrow Agent and FAA Counsel. Seller shall pay all of Escrow Agent’s fees related to the escrow of funds and the release of any existing liens and international interests created by or through Seller. The Parties will split all Escrow Agent fees evenly that relate to the change of registration, filing of the Aircraft Lease Agreements at the FAA, and the registration of international interests in respect of the Aircraft Lease Agreements. The Escrow Agent, by signing the Consent and Joinder of Escrow Agent set forth at the end of this Agreement, has confirmed that it will be bound by the terms and conditions of this Agreement. For the purpose of this Agreement, the term “business day” meaning any day during which both the banks in the United States are capable of making and receiving wire transfers and the FAA Civil Aircraft Registry (the “FAA Registry”) is open and accepting documents for filing.

(b)     Unless the Parties agree otherwise:

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(i) At least three (3) days prior to the Effective Date, Seller shall present Purchaser with a plan for Closing as many Aircraft as possible on the Business Day after the Effective Date. To the extent such proposal is mutually agreed, Seller shall pre-position the Allocated Purchase Price for such Transferring Aircraft plus Purchaser’s portion of Escrow Agent’s fees payable pursuant to Section 3(a) on or before the Effective Date (provided that the Effective Date occurs before 10:00am Eastern on such date), which shall be held strictly in Escrow subject to this Agreement and Purchaser’s written authorization to Close on each Transferring Aircraft; and

(ii) Purchaser and Seller will discuss in good faith when to close the remaining Transferring Aircraft with a view to (i) closing all of them as soon as possible, (ii) Purchaser funding the Allocated Purchase Price for all such Aircraft into the Escrow Account one (1) Business Day prior to the mutually agreed target closing date for each such Transferring Aircraft; and (iii) Purchaser being given sufficient advanced notice of the target closing date to gather funds to be deposited into the Escrow Account one (1) Business Day before each such target Closing Date. Any such funds deposited in the Escrow Account shall be held strictly in Escrow subject to this Agreement and Purchaser’s written authorization to Close on each such Transferring Aircraft; and

(iii)    In the event that Purchase deposits the Allocated Purchase Price for an Aircraft into the Escrow Account in anticipation of closing the sale on a target closing date notified by Seller, and the closing of such Aircraft does not occur on such date, Purchase may either allow such Allocated Purchase Price to remain in the Escrow Account in anticipation of closing on another date, or by issuing a notice to Escrow Agent have such Allocated Purchase Price returned to Purchaser; without prejudice to Purchaser’s obligations under this Agreement to deposit the Allocated Purchase Price into the Escrow Account when the next target closing date for such Aircraft is identified.

Section 4    Additional Security Deposit

Seller may satisfy the Lessee’s obligation under Section 4.3 of each Aircraft Lease Agreement to pay the Additional Security Deposit to Purchaser by causing such amount to remain deposited in the Escrow Account. Any such Additional Security Deposit deposited into the Escrow Account will be disburse: (i) as Purchaser may direct following an Event of Default under the Aircraft Lease Agreement; (ii) as Purchaser may direct if the Maintenance Support Conditions (as defined in the Aircraft Lease Agreement) have not be satisfied by January 31, 2026; or (iii) to the account specified by Seller on the confirmation from Purchaser that the Maintenance Support Conditions have been satisfied.

Section 5    Delivery and Closing Date(s). The following terms, conditions and procedures apply to the delivery of each Transferring Aircraft and the Closing of the sale:

(a)    Delivery of Transferring Aircraft. Upon satisfaction of all pre-Closing obligations of Purchaser and Seller set forth below with respect to a Transferring Aircraft, Seller will present, and Purchaser will accept possession, ownership and control of, such Transferring Aircraft, including, without limitation, all Aircraft Documents related to such Transferring Aircraft and Seller shall automatically and immediately after be deemed to accept delivery of the Aircraft under the Aircraft Lease Agreements, defined below (“Delivery”) (with the completion of the process set forth in this Section 5 also referred to as the “Closing”), subject to Seller’s performance under this Agreement with respect to each such Transferring Aircraft (each such date on which a Closing occurs for a Transferring Aircraft, a “Closing Date”), and substantially concurrently with each such Closing, Purchaser will deliver, or cause
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to be delivered through a valid instruction to the Escrow Agent, to Seller the Allocated Purchase Price, with respect to such Transferring Aircraft as contemplated in Section  5(d) below. Purchaser will not be obligated to purchase and accept delivery of a Transferring Aircraft until verification that, as contemplated by Section 5(d), Seller can deliver such Transferring Aircraft free and clear of any and all mortgages, claims, liens, charges, leases, rights of others, security interests, international interest or other encumbrances of any kind (collectively for each Transferring Aircraft, “Liens”); provided, that title to each Transferring Aircraft will pass to Purchaser and risk of loss or damage to each Transferring Aircraft will pass to Lessee, as lessee under the applicable Aircraft Lease Agreement at Closing for such Transferring Aircraft. At the time of Closing for a Transferring Aircraft, Purchaser will present to Seller a fully executed “Aircraft Delivery Receipt” in the form of Exhibit C attached to this Agreement. Seller shall transfer and deliver each Aircraft to Purchaser pursuant to this Agreement while such Aircraft is located at a location in the continental United States acceptable to Seller and Purchaser (the “Delivery Location”). Seller will be responsible for the Flight Costs of any relocation flight for a Transferring Aircraft to the Delivery Location, if any.

(b)    Closing Deadline. If Closing has not occurred by 11:59 pm Eastern Time on December 31, 2025 (the “Closing Deadline”), Purchaser may by written notice to Seller terminate its obligations under this Agreement with respect to any Transferring Aircraft for which a Closing has not occurred by the Closing Deadline.

(c)    Purchaser’s Conditions Precedent to Closing.  On or before the close of business on the Closing Date for a Transferring Aircraft, Purchaser will subject to Seller’s obligations in Section 5(d), below, instruct the Escrow Agent to release the amount of, or amounts equaling to, the applicable Allocated Purchase Price plus, in the case of the first Transferring Aircraft to proceed to Closing, Purchaser’s portion of the escrow fee, and any other amounts reimbursable to Seller hereunder, and (ii) on or before the first Closing Date for a Transferring Aircraft, Purchaser will deliver (a) an executed but undated FAA AC Form 8050-1 Application for Aircraft Registration for each Transferring Aircraft (the “Registration Application”), and (b) any other documents required of Purchaser to be filed with the FAA or to effect the registration of the Sale on the International Registry (as defined below), to the Escrow Agent to hold in the Escrow Account pending Closing.

(d)    Seller’s Conditions Precedent to Closing; Transfer of Title. Seller represents and warrants that at Closing title to the Transferring Aircraft will be transferred to Purchaser free and clear of any Liens with full title warranty, such warranty of title to survive such Closing in perpetuity. On or before each Closing Date, Seller will send to the Escrow Agent a manually or digitally executed but undated Warranty Bill of Sale for such Transferring Aircraft in the form of Exhibit D attached to this Agreement, and a manually or digitally executed but undated FAA AC Form 8050-2 Aircraft Bill of Sale (the “FAA Bill of Sale”) (together the “Bills of Sale”), granting title in such Transferring Aircraft to Purchaser, free and clear of Liens; further, Seller will also deliver to the Escrow Agent a signed but undated Assignment of Warranties and Other Rights for such Transferring Aircraft in the form of Exhibit E attached to this Agreement (the “Assignment of Warranties”). If applicable, prior to a Closing, Seller will further cause the holder(s) of any Lien on a Transferring Aircraft to place in escrow the appropriate form(s) of lien release necessary to secure the release of any such Lien from the FAA Registry, International Registry, and any other applicable registry of any kind, with respect to such Transferring Aircraft. Upon Purchaser’s irrevocable issuance to Escrow Agent of an Escrow Account disbursement notice for the applicable Allocable Purchase Price and confirmation from Purchaser’s lender that the lien releases prepositioned with Escrow Agent related the Transferring Aircraft may be released, the Escrow Agent will simultaneously date and release the Assignment of Warranties and the Bills of Sale to
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Purchaser with respect to such Transferring Aircraft, and will immediately thereafter file with the FAA Registry any necessary lien release(s), the FAA Bill of Sale, and the Registration Application for the benefit of Purchaser with respect to such Transferring Aircraft. Such Transferring Aircraft shall transfer from Seller to Purchaser upon filing of the FAA Bill of Sale with the FAA Registry, at which time, all risk of loss shall transfer from Seller to Purchaser.

(e)    Execution of the Aircraft Lease Agreement. Notwithstanding anything to the contrary in this Agreement, the respective obligations of the Purchaser to consummate the purchase of a Transferring Aircraft contemplated by this Agreement are also subject to the satisfaction of the following condition: (i) at the time of each Closing, the Purchaser, as Lessor and Wheels Up Private Jets LLC (“Lessee”), as lessee, shall have duly executed and delivered into escrow with the Escrow Agent, an Aircraft Lease Agreement for such Transferring Aircraft in a form mutually agreed (each an “Aircraft Lease Agreement”), and its related Lease Supplement and upon Closing for a Transferring Aircraft, such Aircraft Lease Agreement and Lease Supplement with respect to such Transferring Aircraft shall enter into full force and effect. As of the applicable Closing Date, there shall be no existing “Event of Default” or (as defined in the Aircraft Lease Agreement). All documents required in connection with the execution and delivery of the Aircraft Lease Agreement, including any necessary corporate resolutions and insurance certificates, shall have been executed and delivered by the appropriate parties. If the Aircraft Lease Agreement is not in full force and effect by the applicable Closing Date for the Transferring Aircraft, this Agreement may be terminated by the Purchaser with respect to the applicable Aircraft, and thereafter, neither party shall have any further obligations to the other hereunder (provided each party shall be responsible for their respective costs and expenses as contemplated herein).

Section 6    Excusable Delays. Neither Party will be responsible or deemed to be in default for delays in performance of this Agreement due to causes reasonably beyond the delayed Party’s control and not caused by that Party’s own fault or negligence, including but not limited to, acts of God or the public enemy, acts of terrorism, war or other outbreak of hostilities, civil commotion, strikes, lockouts, pandemics, epidemics, and labor disputes (any such event being an “Excusable Delay”). A Party whose performance is delayed as a result of an Excusable Delay (the “Delayed Party”) shall promptly notify the other Party (the “Non-Delayed Party”) that the Delayed Party’s performance will be delayed due to an event of Excusable Delay. The time for such Delayed Party’s performance shall be extended for the pendency of such event, provided, however, that if such non-performance is reasonably estimated to (or actually does) extend beyond (i) sixty (60) days or (ii) the Closing Deadline, the Non-Delayed Party may at its option terminate this Agreement upon written notice to the Delayed Party and the Escrow Agent. In such event, and notwithstanding anything in this Agreement to the contrary, the both Parties shall jointly be responsible for their portion of the reasonable and documented cost of the Escrow Agent, acting as FAA Counsel, incurred prior to termination as a result of Excusable Delay (the “Termination Amount”); and upon payment of the Termination Amount this Agreement will terminate and neither Party will have any further obligation to the other with respect to this Agreement or the Aircraft, except that the provisions regarding nondisclosure set forth in Section 12(j) will remain in full force and effect. This Section 6 is without prejudice to Purchaser’s right to terminate this Agreement under Section 5(b).

Section 7    Seller’s Inability or Failure to Perform.

(a)    Loss of Aircraft. Seller will bear all risk of loss, damage or destruction of the Aircraft occurring before the Closing. If, after execution of this Agreement, the Aircraft is destroyed, or is damaged beyond economic repair, as determined by the insurer of the Aircraft, Seller will promptly notify Purchaser of such occurrence and upon such notification the Parties will each remain liable for their own costs incurred hereunder up to the time of such destruction or damage beyond economic repair; this
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Agreement shall thereafter terminate, and neither Purchaser nor Seller will have any further obligation to the other except that the provisions regarding nondisclosure set forth in Section 12(j) will remain in full force and effect. If, after execution of this Agreement, the Aircraft is damaged but is not damaged beyond economic repair, Seller will promptly notify Purchaser of such occurrence. Within ten (10) days of receipt of such notification, Purchaser may, at its sole discretion, elect in writing to terminate this Agreement: (i) if Purchaser elects to so terminate this Agreement, the Parties will each remain liable for their own costs incurred hereunder up to the time of such damage occurrence, and this Agreement will terminate with respect to such damaged Aircraft, at which time neither Purchaser nor Seller will have any further obligation to the other, and Seller will be relieved of any obligation to replace or repair the damaged Aircraft, and the provisions regarding nondisclosure set forth in Section 12(j) will remain in full force and effect; or, (ii) if Purchaser does not elect to terminate this Agreement, Seller shall cause such damage to be repaired; the Closing and performance by Seller of its obligations under this Agreement shall be delayed until such time as such damage has been repaired.

(b)    Seller’s Failure to Perform. So long as Purchaser is not otherwise in default under this Agreement, and subject to Excusable Delay and Purchaser’s right under Section 5(b), if Seller defaults under this Agreement after the Effective Date and Seller fails to cure said default within five (5) business days following receipt of notice of such default from Purchaser, then as Purchaser’s sole and exclusive remedy for Seller’s failure to perform as set forth in this Section 7(b), Purchaser may terminate this Agreement by delivering written notice to Seller and the Escrow Agent, in which event the Escrow Agent will immediately and without regard to any notices from or demands or consents by Seller or any other person, return the balance remaining in the Escrow Account to Purchaser and Seller shall reimburse Purchaser for its reasonable and documented out of pocket transaction cost. Upon completion of said reimbursements, this Agreement will be deemed terminated, at which time neither Party will have any further obligation to the other Party with respect to this Agreement or the Aircraft, except that the provisions regarding nondisclosure set forth in Section 12(j) will remain in full force and effect. Notwithstanding the foregoing, this Section 7(b) shall not apply to limit Purchaser’s remedies in the event of a post-Closing breach of Seller’s representations or warranties set forth in Section 10(a) of this Agreement and/or in the Warranty Bill of Sale.

Section 8    Purchaser’s Inability or Failure to Perform. So long as Seller is not otherwise in default under this Agreement, and subject to Excusable Delay, if Purchaser defaults under this Agreement after the Effective Date and Purchaser fails to cure said default within five (5) business days following receipt of written notice of such default from Seller, then as Seller’s sole and exclusive remedy for Purchaser’s failure to perform as set forth in this Section 8, Seller may terminate this Agreement by delivering written notice to Purchaser and the Escrow Agent and the Escrow Agent will immediately and without regard to any notices from or demands or consents by Seller or any other person, return the balance remaining in the Escrow Account to Purchaser and Purchaser shall reimburse Seller for its reasonable and documented out of pocket transaction cost. Upon completion of said reimbursements, this Agreement will be deemed terminated, at which time neither Party will have any further obligation to the other Party with respect to this Agreement or the Aircraft, except that the provisions regarding nondisclosure set forth in Section 12(j) will remain in full force and effect. Notwithstanding the foregoing, this Section 8 shall not apply to limit Seller’s remedies in the event of a breach of Purchaser’s representations or warranties set forth in Section 10(b) of this Agreement.

Section 9    Reserved

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Section 10    Representations and Warranties

(a)Seller’s Representations and Warranties. Seller hereby represents and warrants the following as of the Effective Date and as of the Closing:

(i)Seller has the capacity and full power, legal right and authority to execute, deliver and perform the provisions of this Agreement;

(ii)The execution, delivery and performance by Seller of this Agreement, and the sale of the Aircraft, has been duly authorized by all necessary action on behalf of Seller and does not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument or agreement to which Seller is a party;

(iii)No action, suit or proceeding is pending or threatened against Seller (or Seller’s owners, members, managers, or officers) before any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, delivery or performance by Seller of this Agreement;

(iv)Other than the Aircraft Lease Agreements contemplated by Section 5(e), Seller has not entered into any other agreements under which it has agreed to sell or lease or otherwise encumber the Aircraft or any part thereof, other than this Agreement or any Liens that are to be discharged at Closing.

(v)Seller has paid any and all taxes, fees, duties, penalties, charges, invoices, and statements arising from any purchase, sale, delivery, transfer, possessions, use, storage, operation, consumption, maintenance, or registration of the Aircraft prior to the Closing (the “Amounts Owed”), provided that if Amounts Owed are not yet due, imposed, levied, or assessed against Seller or the Aircraft, Seller will pay such Amounts Owed when due, imposed, levied, or assessed and will indemnify, defend and hold Purchaser harmless for such Amounts Owed.

(vi) The person executing this Agreement on behalf of Seller has full power and authority to do so;

(vii)This Agreement constitutes the legal, valid and binding obligations of Seller and is enforceable against Seller in accordance with its terms;

(viii)Seller is the lawful owner of the Aircraft, and at the Closing, the release of the Warranty Bill of Sale to Purchaser and the filing of the FAA Bill of Sale with the FAA Registry will constitute a conveyance of all right, title and interest in and to the Aircraft to Purchaser and Purchaser’s successors and assigns, free and clear of any and all Liens, other than Liens arising through Purchaser, and Seller will warrant and defend such title forever against all claims and demands whatsoever;

(ix)Seller agrees to indemnify, defend and hold harmless Purchaser from and against any and all claims or demands for any broker’s commission or other similar fee from any person or entity claiming a commission from or through Seller;

(x)Neither Seller nor any of Seller’s affiliates nor any of their respective shareholders, officers, managers, members, partners, equity owners, directors, representatives, agents, or
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employees, or any person who owns a controlling interest in or otherwise controls Seller or any of Seller’s affiliates, nor any of Seller’s transferees or permitted assigns, is, or shall be at the time of Closing or otherwise, a person or entity (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control (“OFAC”), Department of Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (ii) listed on the Denied Persons List maintained by the United States Department of Commerce, (iii) designated under Section 1(b), (c), or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, or (iv) included on any other United States Governmental list of prohibited or restricted parties, and Seller is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities. There exists no prohibition under the laws of the United States on the transaction contemplated by this Agreement related to the identity, citizenship, location or business of Seller or the purpose for which Seller is disposing of this Aircraft; and

(xi)The out-of-pocket costs of the Pre-Agreed Modifications (as defined in the Aircraft Lease Agreements) shall amount to, on average, at least $[***] per Transferring Aircraft.

(b)Purchaser’s Representations and Warranties. Purchaser hereby represents and warrants as follows:

(i)Purchaser has the capacity and full power, legal right and authority to execute, deliver and perform the provisions of this Agreement;

(ii)The execution, delivery and performance of this Agreement, and the acquisition of the Aircraft, has been duly authorized by all necessary action on behalf of Purchaser and does not conflict with or result in any breach of any of the terms or constitute a default under any document, instrument or agreement to which Purchaser is a party;

(iii)No action, suit or proceeding is pending or threatened against Purchaser before any court, administrative agency or other governmental authority which brings into question the validity of, or might in any way impair, the execution, delivery or performance by Purchaser of this Agreement;

(iv)The person executing this Agreement on behalf of Purchaser and has full power and authority to do so;

(v)This Agreement constitutes the legal, valid and binding obligations of Purchaser and is enforceable against Purchaser in accordance with its terms;

(vi)Purchaser agrees to indemnify, defend and hold harmless Seller from and against any and all claims or demands for any broker’s commission or other similar fee from any person or entity claiming a commission from or through Purchaser; and,

(vii)Neither Purchaser nor any of Purchaser’s affiliates nor any of their respective shareholders, officers, managers, members, partners, equity owners, directors, representatives, agents, or employees, or any person who owns a controlling interest in or otherwise controls Purchaser or any of Purchaser’s affiliates, nor any of Purchaser’s transferees or permitted assigns, is, or shall be at the time of Closing or otherwise, a person or entity (i) listed on the Specially Designated Nationals and
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Blocked Persons List maintained by OFAC, Department of Treasury and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation, (ii) listed on the Denied Persons List maintained by the United States Department of Commerce, (iii) designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, or (iv) included on any other United States Governmental list of prohibited or restricted parties, and Purchaser is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities. There exists no prohibition under the laws of the United States on the transaction contemplated by this Agreement related to the identity, citizenship, location or business of Purchaser or the purpose for which Purchaser is acquiring this Aircraft.

Section 11    DISCLAIMER AND LIMITATION OF LIABILITY. EXCEPT FOR THE REPRESENTATION AND WARRANTY OF TITLE IN SECTION 5(d) AND THE WARRANTY BILL OF SALE, THE AIRCRAFT IS SOLD IN ITS “AS IS, WHERE IS” CONDITION, AND NO WARRANTY OR REPRESENTATION OF ANY KIND CONCERNING THE AIRCRAFT BEYOND THE WARRANTY OF TITLE IN SECTION 5(d) AND THE WARRANTY BILL OF SALE WILL SURVIVE CLOSING. SELLER DOES NOT MAKE, GIVE, OR EXTEND, AND PURCHASER HEREBY DISCLAIMS AND RENOUNCES, ANY AND ALL WARRANTIES OR REPRESENTATIONS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE AIRCRAFT, EXPRESS OR IMPLIED, WHETHER ARISING IN LAW, IN EQUITY, IN CONTRACT, OR IN TORT,WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE APPLICABLE TO THE AIRCRAFT OR ANY EQUIPMENT APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION WARRANTIES AS TO THE ACCURACY OF THE AIRCRAFT’S LOGBOOKS, AIRWORTHINESS, CONDITION, VALUE, MERCHANTABILITY, MATERIAL, MANUFACTURE, WORKMANSHIP, DESIGN OR FITNESS FOR ANY PARTICULAR PURPOSE, WHETHER ARISING BY OPERATION OF LAW, COURSE OF DEALING OR USAGE OF TRADE, ARISING AT LAW OR IN EQUITY OR OTHERWISE, EXCEPT THE WARRANTY OF TITLE IN SECTION 5(d) AND THE WARRANTY BILL OF SALE. PURCHASER ACKNOWLEDGES THAT, EXCEPT AS TO THE WARRANTY OF TITLE IN SECTION 5(d) HEREOF AND IN THE WARRANTY BILL OF SALE, PURCHASER IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION BY OR ON BEHALF OF SELLER REGARDING THE AIRCRAFT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, PURCHASER ACKNOWLEDGES THAT WHEN PURCHASER SIGNS THE AIRCRAFT DELIVERY RECEIPT, PURCHASER WILL HAVE INSPECTED THE AIRCRAFT AND FOUND IT TO BE IN ACCORDANCE WITH THE REQUIREMENTS OF THIS AGREEMENT, THAT IT HAS IRREVOCABLY ACCEPTED THE AIRCRAFT IN ITS THEN PRESENT STATE AND CONDITION, AND ANY RIGHT TO OBJECT THERETO IS DEEMED IRREVOCABLY WAIVED.

EXCEPT IN CASES OF FRAUD OR WILLFUL MISCONDUCT, EACH PARTY HEREBY EXPRESSLY WAIVES ANY CLAIM AGAINST THE OTHER FOR INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING DAMAGES RESULTING FROM PERSONAL INJURY, OR DAMAGES RELATING TO ECONOMIC LOSS (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS), OR ANY OTHER DAMAGES OF ANY KIND ARISING OUT OF, OR IN ANY MANNER RELATED TO, THE MANUFACTURE, SALE, LEASE, OPERATION, MAINTENANCE, USE, OR LOSS OF USE OF THE AIRCRAFT, NOR WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT UNDER ANY THEORY OF LIABILITY FOR ANY INCIDENTAL, SPECIAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING WITHOUT LIMITATION, ANY SUCH DAMAGES ARISING FROM BREACH OF CONTRACT, BREACH OF
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WARRANTY, NEGLIGENCE, OR STRICT LIABILITY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT FOR SELLER’S WARRANTY OF TITLE TO THE AIRCRAFT AS SET FORTH HEREIN AND IN THE WARRANTY BILL OF SALE, SELLER SHALL NOT BE LIABLE OR RESPONSIBLE TO PURCHASER FOR ANY DEFECTS, EITHER PATENT OR LATENT IN THE AIRCRAFT OR FOR ANY DIRECT OR INDIRECT DAMAGE TO PERSONS OR PROPERTIES RESULTING THEREFROM OR FOR PURCHASER’S LOSS OF USE OF OR A DIMINUTION IN VALUE OF THE AIRCRAFT OR FOR ANY INTERRUPTION IN PURCHASER’S BUSINESS CAUSED BY PURCHASER’S INABILITY TO USE THE AIRCRAFT FOR ANY REASON WHATSOEVER.

Section 12    Miscellaneous.

(a)    Taxes. Seller shall pay when due, and on demand indemnify and hold harmless Purchaser and its direct and indirect owners against and from, all taxes, fees and other governmental charges payable on, with respect to or in connection with the sale, purchase, transfer and/or delivery of the Aircraft by Seller to Purchaser pursuant to this Agreement.
(b)    [Reserved]
(c)    Assignment. This Agreement may not be transferred or assigned without written authorization signed by Seller and Purchaser; provided, however, that Seller will not unreasonably withhold consent to Purchaser’s assignment of this Agreement to (i) a U.S. citizen trust, bank or other financing institution for the sole purposes of registering the Aircraft on the FAA Registry, (ii) any financial institution financing the purchase of the Aircraft, or (iii) an affiliate of the Purchaser; in any case, so long as Purchaser remains jointly and severally liable with said assignee for Purchaser’s obligations under this Agreement and any assignee satisfies the requirements of Section 10(b)(viii).

(d)    Third-Party Warranties. On the Closing Date, in connection Seller’s delivery to Purchaser of the fully-executed Assignment of Warranties, Seller will execute and deliver to Purchaser all documentation necessary to cause any and all warranties applicable to the Aircraft that are still in effect and by their terms assignable, to be assigned to Purchaser.
(e)    Notice. All notices and requests required or authorized under this Agreement will be given in writing either (i) by personal delivery, or (ii) by commercial courier service, or (iii) by electronic mail, with delivery being completed upon actual delivery occurring and/or delivery receipt being received by the sender, directed to the respective addresses of Purchaser and Seller set forth below, with the date on which any such notice is received by the addressee being deemed the date of notice; provided, however, that with respect to notices and requests delivered by email, such notices or requests shall be deemed effective only if and when the recipient, by a reply email sent back to the email address for the original sender, or by a notice delivered by another method in accordance with this Section 12(e), affirmatively acknowledges having received the original email, it being understood that an automatic “read receipt” alone shall not constitute such an affirmative acknowledgment for purposes of this Section 12(e):

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Purchaser:

UMB Bank, N.A., as owner trustee
6440 South Millrock Drive, Suite 400
Salt Lake City, UT 84121
Attn: Specialty Corporate Trust- SLC
Email: [***]

With copy to:

Holland & Knight LLP
560 Mission Street, 19th Floor
San Francisco, CA 94110
Attn: Nathan Leavitt
Email: nathan.leavitt@hklaw.com
Seller:

Wheels Up Partners LLC
11 West 42nd Street, 27th Floor
New York, NY 10036
Attn: Lisa Harig
E-mail: [***]
Copy to: [***]

(f)    Governing Law. This Agreement will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York without consideration to its choice of law provisions other than Section 5-1401 and Section 5-1402 of the New York General Obligations Law. Each Party agrees that any suit, action or judicial proceeding brought by such Party against the other in connection with or arising from this Agreement will be brought against any of the Parties only in any United States federal or state court located in the Southern District of New York and each of the Parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such judicial action and waives any objection to venue laid therein. Process in any such judicial action proceeding may be served on any Party anywhere in the world, whether within or without the State of New York. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR AGREEMENT EXECUTED BY THE PARTIES HERETO IN CONNECTION HEREWITH.

(g)    Attorney’s Fees; Waiver; Severability; Section Headings. In the event any action is filed in relation to this Agreement, each Party will be responsible for its own attorney’s fees and related expenses. Either Party’s failure to enforce any provision of this Agreement against the other Party will not be construed as a waiver thereof so as to excuse the other Party from future performance of that provision or any other provision. The invalidity of any portion of the Agreement will not affect the validity of the remaining portions thereof. The headings to the sections to this Agreement are solely for convenience and have no substantive effect on the Agreement nor are they to aid in the interpretation of the Agreement.
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(h)    Entire Agreement. This Agreement constitutes the entire Agreement between the Parties. No statements, promises, or inducements made by any Party to this Agreement, or any agent or employees of either Party, which are not contained in this written contract will be valid or binding. This Agreement may not be enlarged, modified, or altered except in writing signed by the Parties.
(i)    Counterparts. This Agreement may be executed in multiple counterparts delivered by telecopier or other electronic means by the executing Party, and the delivery by a Party by electronic means of the signature page hereof bearing the execution of such Party will be deemed binding against such Party for all purposes to the same extent as the delivery of an original of this Agreement executed by such Party. Each counterpart will constitute an original document, and all counterparts together will constitute one and the same instrument.
(j)    Confidentiality.

(i)Each Party (a “Receiving Party”) acknowledges that it may receive nonpublic information about the other Party (“Disclosing Party”) that the Disclosing Party considers confidential, including, but not limited to, the contents of this Agreement and the Aircraft Lease Agreements, the identity and activity of the Disclosing Party’s customers and employees, and the Disclosing Party’s business plans, policies, practices, and travel interests (collectively, “Confidential Information”). Confidential Information does not include (and the confidentiality provisions hereof shall not apply to) information which (A) is already in Receiving Party’s possession (other than by reason of having been furnished to Receiving Party by Disclosing Party) and is not actually known to Receiving Party to be subject to another obligation of confidentiality, (B) becomes generally available to the public other than as a result of disclosure by Receiving Party in violation of this Section 12(j), (C) becomes available to Receiving Party on a non-confidential basis from a source other than Disclosing Party, provided that such source is not known by Receiving Party to be bound by an obligation of confidentiality, or (D) is independently developed by Receiving Party without violating its obligations under this Section 12(j).
(ii)Receiving Party agrees that it will hold and maintain Confidential Information in confidence and will use such Confidential Information, in accordance with the terms of this Section 12(j). Receiving Party will keep Confidential Information in a safe and secure place reasonably protected against theft, damage, loss and unauthorized access (including without limitation access by electronic means) and will take commercially reasonable, necessary and appropriate steps to prevent its use for other purposes than this Agreement or disclosure to any other person, outside of its authorized representatives in violation of this Section 12(j).
(iii)Receiving Party will not, without the prior written consent of Disclosing Party, disclose all or any portion of the Confidential Information, or the substance thereof, to any third party, except to the extent requested or otherwise reasonably required by applicable law, the rules of any national securities exchange, legal process, regulatory proceeding or, to the extent any such Confidential Information is expressly the subject of a representation, warranty or covenant in any agreement between or among Disclosing Party and Receiving Party, as may
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be requested or otherwise required in connection with the enforcement of their respective rights under any such agreements; provided, however, that the Confidential Information received by a party hereto may be disclosed to its affiliates, partners, and its and their respective directors, officers, employees, members, agents, accountants, attorneys, consultants, bankers, investment bankers, lenders, financial advisors, other advisors or investment committee members of such party (collectively, “Representatives”) on a “need-to-know” basis, solely for the purpose of this Agreement; and provided, further, that Receiving Party agrees to direct each of such Representatives to treat, hold and maintain such Confidential Information in confidence in accordance with the terms of this Agreement and to otherwise comply with the terms hereof. Receiving Party will be responsible for any actions taken by its Representatives that would be deemed a breach of this Section 12(j) if the Receiving Party had taken such actions. Receiving Party will notify the Disclosing Party promptly upon learning that an unauthorized disclosure of Confidential Information has occurred, and the Receiving Party will cooperate reasonably with the Disclosing Party to help the Disclosing Party to prevent further unauthorized disclosure. In the event that Receiving Party is requested or required in connection with a litigation, governmental or regulatory proceeding or otherwise (a “Request”) to disclose any Confidential Information received by it from Disclosing Party, Receiving Party will (A) as promptly as practicable notify Disclosing Party in writing of the existence, terms of and circumstances surrounding such Request, (B) cooperate with any commercially reasonable action by Disclosing Party to resist or narrow such Request or to obtain an appropriate protective order or other reliable assurance action that confidential treatment will be accorded the Confidential Information, with the understanding that Disclosing Party shall be solely responsible for costs and expenses incurred with such cooperation, and (C) disclose only that portion of the requested information which Receiving Party is advised by counsel is legally required to be disclosed. Notwithstanding anything herein, disclosure of Confidential Information may be made in the course of routine inspections, examinations or inquiries by federal or state regulatory agencies and self-regulatory organizations that have requested or required the inspection of records that contain such Confidential Information without notice to Disclosing Party.
(iv)Receiving Party acknowledges that a breach of any of the terms of this Section 12(j) may cause irreparable injury to the other party hereto, for which they may not adequately be compensated by money damages. Receiving Party acknowledges that, in addition to all other remedies available to the non-breaching party hereto in an action at law, in the event of any breach or threatened breach by any other party hereto of the terms of this Section 12(j), the non-breaching party may be entitled to seek, at the non-breaching party’s sole cost and expense, equitable relief, including specific performance and injunctive relief.
(v)The terms and obligations of the parties with respect to Confidential Information under this Section 12(j) will expire twelve (12) months after the termination of the last Aircraft Lease Agreement.

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(vi)The terms and conditions of that certain Mutual Confidentiality and Non-Disclosure Agreement between Wheels Up Partners LLC, inter alios, dated as of December 10, 2025 shall be incorporated mutatis mutandis. provided that the expiration of the term set forth therein shall be revised for purposes of this Agreement to expire twelve (12) months after the termination of the last Aircraft Lease Agreement.  This Section 12(j) shall survive the Closing or other termination of this Agreement for any reason.

(k)    Agreement Negotiated. The Parties to this Agreement are sophisticated and have been represented or had the opportunity to be represented in connection with the negotiation and performance of this Agreement. The Parties agree that no presumptions relating to the interpretation of contracts against the drafter of any particular clause should or may be applied in this case and, therefore, waive their effects.

(l)    International Registry. The transactions contemplated by this Agreement are subject to the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, together with the Regulations for the International Registry and the International Registry Procedures, and all other rules, modifications, amendments, supplements, and revisions thereto (collectively, the “Convention”). As a condition precedent to Closing, each Party will take any and all actions necessary or appropriate to establish an active and valid account on the International Registry as a Transacting User Entity and to designate the Escrow Agent as its Professional User Entity in order to comply with the requirements of the Convention and its obligations under this Agreement, which registrations and appointments will be completed prior to Closing. Each Party will be responsible for its own costs in connection with registration and designation under the preceding sentence. Purchaser shall not effect or cause to effect, without Seller’s prior written consent, such consent to be provided or withheld in Seller’s sole and exclusive discretion, a registration of any prospective International Interest on the Aircraft (including the airframe or any engine) prior to the Closing. In the event such a prospective registration is made, the Escrow Agent shall immediately cause such prospective registration to be discharged, at Purchaser’s sole cost and expense; provided, further, notwithstanding anything in this Agreement to the contrary, Purchaser agrees that Seller shall be entitled to any relief available at law or equity in order to cause such prospective registration to be discharged. Capitalized terms used but not defined in this Section 12(l) or elsewhere in this Agreement in provisions relating to the Convention will have the meaning ascribed to them in the Convention.

(m)    Survival. The covenants of this Agreement that specifically contemplate their survival and/or effectiveness after Closing or other termination of this Agreement, including without limitation the indemnification obligations of Purchaser and Seller set forth herein, will survive the Closing in perpetuity. EXCEPT WITH RESPECT TO THE PARTIES’ EXPRESS WARRANTIES AND REPRESENTATIONS CONTAINED IN SECTION 10 OF THIS AGREEMENT, AND SELLER’S WARRANTY OF TITLE CONTAINED THE WARRANTY BILL OF SALE, NO OTHER WARRANTY OR REPRESENTATION OF ANY KIND BY ANY PARTY SET FORTH IN THIS AGREEMENT WILL SURVIVE CLOSING.

(n)    Time is of the Essence. Time will be of the essence for all events contemplated hereunder. However, deadlines may be automatically extended to the extent described in this Agreement and subject to the provisions of Excusable Delay as defined herein.

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(o)    Continuing Obligations. Each Party will take, or cause to be taken, such actions, and will execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and will do, or cause to be done, all such actions as are reasonably necessary prior to, in conjunction with, and after the Closing, to effectuate the transactions contemplated in this Agreement.

(p)    Digital Signature: The Parties agree this Agreement and any amendments or other documents specifically related thereto may be submitted and received electronically through a digital signature vendor that is acceptable to the FAA Registry for the filing of documents on the U.S. Civil Aircraft Registry, and each Party agrees to accept communications from such vendor proposed by the other Party. Pursuant to the Electronic Signatures in Global and National Commerce Act and the New York Electronic Signatures and Records Act, the Parties expressly agree to the use of electronic and/or digital signatures as an additional method of signing this Agreement. If a Party chooses to use digital signatures, the digital signatures will have the same legal significance as written signatures. The Parties further agree that electronically stored information (ESI), when produced in hard copy form, will constitute business records and will have the same validity as any other generally recognized business records. Seller and Purchaser further agree that this Agreement may be executed in multiple counterparts delivered by e-mail by the executing Party, and the delivery by a Party by e-mail of the signature page hereof bearing the execution of such Party will be deemed binding against such Party for all purposes to the same extent as the delivery of an original of this Agreement executed by such Party.
(q)    Concerning the Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by UMB Bank, N.A., not individually or personally but solely as the Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it, (b) nothing herein contained shall be construed as creating any liability on UMB Bank, N.A., individually or personally, to perform any covenant either expressed or implied herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under such parties and (c) under no circumstances shall the UMB Bank, N.A. be personally liable for the payment of any indebtedness or expenses of or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Agreement. In acting hereunder, UMB Bank, N.A. shall be entitled to rely upon the protections, limitations of liability and indemnities arising under the Trust Agreement.
[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

PURCHASER:
    UMB Bank, N.A., not in its individual capacity, but solely as owner trustee

By:    /s/ Kenneth Childs
Name:    Kenneth Childs
Title:    Senior Vice President

SELLER:
    Wheels Up Partners LLC

By:    /s/ Meaghan Wells
Name:    Meaghan Wells
Title:    Chief Growth Officer

[remainder of page intentionally left blank]

Exhibit A
[RESERVED]
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Exhibit B
[RESERVED]

APA – Embraer / Challenger Fleet Transaction.    Page 19

Exhibit C
Form of
AIRCRAFT DELIVERY RECEIPT
(N_______)
APA – Embraer / Challenger Fleet Transaction.    Page 20

EXHIBIT D
Form of
WARRANTY BILL OF SALE
(N_______)
APA – Embraer / Challenger Fleet Transaction.    Page 21

EXHIBIT E
Form of
ASSIGNMENT OF WARRANTIES AND OTHER RIGHTS
(N________)
APA – Embraer / Challenger Fleet Transaction.    Page 22

Consent and Joinder

[TO BE ATTACHED]

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